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United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2003

CITY NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10521	95-2568550
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
City National Center 400 North Roxbury Drive Beverly Hills, California		90210
(Address of principal executive offices)		(Zip code)

        Registrant's telephone number, including area code (310) 888-6000

Not applicable
(former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

        On January 31, 2003, City National Corporation issued a press release announcing a definitive agreement to acquire Covergent Capital Management LLC, a privately held Chicago-based company and substantially all of its asset management holdings, including its ownership interest in 10 asset management firms.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)
Exhibits.

99.1
Press release dated January 31, 2003 announcing City National Corporation entering into a definitive agreement to acquire Covergent Capital Management LLC, a privately held Chicago-based company and substantially all of its asset management holdings, including its ownership interest in 10 asset management firms.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION
January 31, 2003	/s/ Frank P. Pekny Frank P. Pekny Executive Vice President and Chief Financial Officer/Treasurer (Authorized Officer and Principal Financial Officer)

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FORM 8-K
  Item 5. OTHER EVENTS.
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES